Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE

IPC HOLDINGS PROVIDES PRELIMINARY ESTIMATE OF
HURRICANE KATRINA IMPACT
PEMBROKE, BERMUDA, September 22nd 2005. IPC Holdings, Ltd. (NASDAQ: IPCR) today announced that it expects third quarter 2005 earnings to be significantly impacted by Hurricane Katrina. Based upon a preliminary analysis of the limited initial information available, we anticipate the net impact of Hurricane Katrina losses on our net income in the third quarter to be in the range of $350 million to $600 million. Hurricane Katrina is potentially the largest property loss in insurance and reinsurance history.
The estimated range has been based on industry insured loss estimates, including marine and offshore energy losses, of $30 billion to $40 billion; output from both industry and proprietary models, including pre-event, modeled exposure data provided to us by client companies; a review of contracts potentially affected by the event and limited preliminary information received from both clients and brokers. It has also been assumed that underlying policy terms and conditions are upheld during the loss adjustment process.
The unique circumstances and severity of this tragic and devastating catastrophe, including the extent of flooding and limited access by claims adjusters, introduce additional uncertainty to the normally difficult process of estimating catastrophe losses. This is compounded by the potential for legal and regulatory issues arising regarding the scope of coverage. Consequently, the ultimate net impact of Hurricane Katrina losses on our net income might differ substantially from the foregoing range.
Jim Bryce, IPC’s President & CEO, noted: “While this is clearly a significant loss for IPC, it is comparatively inconsequential in relation to the tragedy and suffering being borne by the hundreds of thousands of people who have lost so much as a result of this horrendous catastrophe.”
This press release contains certain forward-looking statements within the meaning of the U.S. federal securities laws. Statements that are not historical facts, including statements about our beliefs, plans or expectations, are forward-looking statements. These statements are based on our current plans, estimates and expectations. Some forward-looking statements may be identified by our use of terms such as “believes,” “anticipates,” “intends,” “expects” and similar statements of a future or forward-looking nature. In light of the inherent risks and uncertainties in all forward-looking statements, the inclusion of such statements in this press release should not be considered as a representation by us or any other person that our objectives or plans will be achieved. Important factors that could cause actual events or results to differ materially from our expectations regarding the impact of Hurricane Katrina, include the total size of the insured industry loss and the complex coverage and regulatory issues such as whether losses result from storm surge or flood. A non-exclusive list of other important factors that could cause actual results to differ materially from those in such forward-looking statements includes the following: (a) the occurrence of natural or man-made catastrophic events with a frequency or severity exceeding our estimates; (b) any lowering or loss of one of our financial ratings of our wholly-owned subsidiary, IPCRe Limited; (c) the effect of competition on market trends and pricing; (d) changes in general economic conditions, including changes in interest rates and/or equity values in the United States of America and elsewhere; and (e) other factors set forth in our most recent reports on Form 10-K, Form 10-Q and other documents on file with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We do not intend, and are under no obligation, to update any forward-looking statement contained in this press release.
IPC Holdings, Ltd., through its wholly-owned subsidiary IPCRe Limited, provides property catastrophe reinsurance and, to a limited extent, aviation, property-per-risk excess and other short-tail reinsurance on a worldwide basis.

CONTACT:	Jim Bryce, President and Chief Executive Officer or John Weale, Senior Vice President and Chief Financial Officer

Telephone: 441-298-5100

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